UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2024

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Lakeview Court,
Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(408) 610-3915

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Exchange Agreement

On December 24, 2024, Velo3D, Inc., a Delaware corporation (the “Company”), entered into an Exchange Agreement (the “Exchange Agreement”) with Arrayed Notes Acquisition Corp., a Delaware corporation (the “Holder”). Pursuant to the Exchange Agreement, on December 24, 2024, the Company issued to the Holder 185,151,333 shares (the “Shares”) of the Company’s Common Stock, par value $0.00001 per share (the “Common Stock”), in exchange for the cancellation of $22,382,000.00 in principal amount of the Company’s Senior Secured Notes due 2026 plus $369,303.00 of accrued interest on the Notes (the “Exchange”). The closing of the transaction contemplated by the Exchange Agreement occurred on December 24, 2024 (the “Closing”). Immediately following the Closing, the Holder continues to hold $4,999,969.30 in principal amount of the Notes (the “Remaining Notes”). Immediately following the Exchange and the issuance of the Shares, the Holder owned 95% of the Company’s issued and outstanding Common Stock.

The Exchange Agreement contains an indemnification provision whereby the Company has agreed to indemnify and hold the Holder and its directors, officers, shareholders and other affiliates (each a “Holder Party” and collectively the “Holder Parties”) harmless against actual losses incurred due to (1) any breach of certain representations and warranties of the Company or covenants made by the Company in the Exchange Agreement or (2) any action instituted against the Holder Parties in any capacity by any stockholder or other equity holder that is not an affiliate or transferee of such Holder Party with respect to any of the transactions contemplated by the Exchange Agreement. The Company’s indemnification obligations under the Exchange Agreement are subject to a cap of approximately $4.1 million.

Pursuant to the Exchange Agreement, from and after the Closing, the Holder and the Company have agreed that neither the Holder nor the Company will, directly or indirectly, consummate a Fundamental Transaction (as defined in the Exchange Agreement) unless each holder of Common Stock (other than the Holder, its transferees and their affiliates), has the right to sell its Common Stock on the same terms and conditions (including with respect to form and amount of consideration) on which the Holder is selling, transferring or disposing of its capital stock in the Company in such Fundamental Transaction.

Pursuant to the Exchange Agreement, from and after the Closing, the Holder and the Company have agreed that the Holder, its transferees and their affiliates will not, directly or indirectly, exchange or otherwise convert the Remaining Notes into equity of the Company, in any manner that will result in the reduction of the percentage of the Common Stock of the Company held by the other stockholders of the Company immediately prior to such conversion or exchange, as determined on a fully-diluted basis at the time of such conversion or exchange as compared to such stockholders’ ownership of Common Stock as of immediately following the Exchange.

The Exchange Agreement grants customary demand and piggyback registration rights to the Holder whereby the Holder can cause the Company to register with the Securities and Exchange Commission the offer and resale of the Shares acquired by the Holder in the Exchange.

Pursuant to the Exchange Agreement, the Company and its Related Parties (as defined in the Exchange Agreement) have granted a release to the Holder and its Related Parties from claims the Company and its Related Parties may have against the Holder and its Related Parties arising out of acts, facts and circumstances occurring on or before the Closing based on or related to the transactions contemplated by the Exchange Agreement. The Holder and its Related Parties have granted a reciprocal release to the Company and its Related Parties.

Pursuant to the Exchange Agreement, from and after the Closing, the Company and the Holder have agreed that the Company’s Board of Directors (the “Board”) will be comprised of at least one independent director (as defined in the rules of the OTCQX Best Market) appointed by the Holder (or, if higher, such minimum number of independent directors necessary to comply with applicable listing rules or law) (the “Minimum Independent Director Requirement”), and until the consummation of a Fundamental Transaction, the Holder agrees to take such action as is necessary to cause the Company to be in compliance with the Minimum Independent Director Requirement.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The offer and issuance by the Company of the Shares are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.01 Changes In Control of Registrant.

To the extent required by this Item 5.01, the information set forth under Item 1.01 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

On December 24, 2024, as a result of the closing of the transactions contemplated by the Exchange Agreement, a change in control of the Company occurred. Immediately following the Exchange and the issuance of the Shares, the Holder owned 95% of the Company’s issued and outstanding Common Stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Arun Jeldi to the Company’s Board of Directors

In connection with the Closing, Mr. Carl Bass, Ms. Ellen Smith, Ms. Gabrielle Toledano, Mr. Matthew Walters, Mr. Benyamin Buller and Mr. Darryl Porter have resigned from the Board and all committees of the Board on which they serve (if applicable). Such resignations were not the result, in whole or in part, of any disagreement with the Company or the Company’s management.

Additionally, effective December 24, 2024, the Board reduced the size of the Board from ten directors to five directors, leaving one vacancy on the Board. Also effective December 24, 2024, the Board formally appointed Arun Jeldi as a director of the Company to fill the newly created vacancy. Mr. Jeldi was designated as a class III director in accordance with the Company’s Certificate of Incorporation, as amended, and Amended and Restated Bylaws to serve a term expiring at the Company’s 2027 Annual Meeting of Stockholders, and will serve in such capacity until his successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal. Mr. Jeldi has not yet been appointed to any committee of the Board.

Mr. Jeldi was appointed to the Board pursuant to the terms of the Exchange Agreement. Apart from the Exchange Agreement, there is no arrangement or understanding between Mr. Jeldi and any other person pursuant to which Mr. Jeldi was selected as a director. Mr. Jeldi is the Chief Executive Officer and President of Arrayed Additive, Inc., an affiliate of the Holder. Other than the transactions contemplated by the Exchange Agreement, Mr. Jeldi does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. To the extent required by this Item 5.02, the information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Resignation of Chief Executive Officer and Appointment of Chief Operating Officer

On December 24, 2024, Mr. Bradley Kreger tendered his resignation from the role of Chief Executive Officer of the Company and the Board accepted Mr. Kreger’s resignation, effective December 24, 2024. Concurrently with such resignation, the Board appointed Mr. Kreger to the position of Chief Operating Officer of the Company, effective December 24, 2024.

Mr. Kreger, age 49, has served as the Company’s Chief Executive Officer since June 2024 until his resignation on December 24, 2024. He previously served as Interim Chief Executive Officer from December 2023 through June 2024, and has been a class III Director of the Company since January 2024. Prior to serving as the Company’s Interim Chief Executive Officer, Mr. Kreger served as the Company’s Executive Vice President of Operations from December 2022 to December 2023. Prior to joining the Company, he served as Senior Vice President, Global Operations at Fluidigm Corporation (now known as Standard BioTools Inc.), a manufacturing company for biological research equipment, from April 2018 to October 2022; as Senior Director, Operations, Clinical Sequencing Division at Thermo Fisher Scientific, a supplier of laboratory and scientific products and services, from December 2016 to March 2018; and as Vice President, Reagent Manufacturing at Affymetrix Incorporated, a manufacturing company for biological research equipment, from October 2013 to December 2016. Mr. Kreger holds a B.S. in Biotechnology and Business from Charter Oak State College and an M.S. in Management and Leadership and an M.B.A. from Western Governors University.

There are no arrangements or understandings between Mr. Kreger and any other person pursuant to which Mr. Kreger was selected as the Company’s Chief Operating Officer. There are no family relationships between Mr. Kreger and any director or executive officer of the Company, and Mr. Kreger does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Appointment of Chief Executive Officer

Effective December 24, 2024, the Board appointed Mr. Jeldi to serve as Chief Executive Officer of the Company. Mr. Jeldi will serve as Chief Executive Officer until the earlier of his resignation, death or removal.

Mr. Jeldi, age 44, has served as the Chief Executive Officer and President of several companies over the past five years. Since October 2019, he has served as the Chief Executive Officer and President of Indiana Healthcare Solutions LLC, DBA Ink Staffing, a national healthcare staffing agency. Since December 2020, he has served as Chief Executive Officer and President of Lite Magnesium Products Inc., which designs and manufactures magnesium-based products and components for the aerospace, automotive and other industries. Since June 2023, he has served as Chief Executive Officer and President of Crown Magnesium Inc., which extracts pure magnesium from ore materials. In addition, since June 2023, Mr. Jeldi has served as Chief Executive Officer and President of Arrayed Additive, Inc., which is engaged in magnesium and aluminum lightweight alloy additive manufacturing (3D printing) for the aerospace and defense industries. Arrayed Additive, Inc. owns 100% of the outstanding capital stock of the Holder. The Company believes Mr. Jeldi’s significant executive experience in additive manufacturing and in providing design and manufacturing services to the aerospace and defense industries makes him well-qualified to serve as Chief Executive Officer and as a member of the Board.

There are no family relationships between Mr. Jeldi and any director or executive officer of the Company. Apart from the Exchange Agreement, there is no arrangement or understanding between Mr. Jeldi and any other person pursuant to which Mr. Jeldi was selected as the Company’s Chief Executive Officer. Other than the transactions contemplated by the Exchange Agreement, Mr. Jeldi does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. To the extent required by this Item 5.02, the information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 24, 2024, the Board approved and adopted the Second Amended and Restated Bylaws of the Company (the “Bylaws”), which amend and restate the Amended and Restated Bylaws of the Company that were previously in effect.

Among other things, the amendments (the “Amendments”) that will be effected through the adoption of the Bylaws:

●	provide that a “Majority Holder” (as defined below and in the Bylaws) will be exempt from the notice, proposal and other procedures and requirements with respect to the Company’s annual or special meeting of stockholders and permitting a “Majority Holder” to call special meetings of the Board, in addition to the Chairperson of the Board, the Chief Executive Officer, the Lead Independent Director or a majority of the members of the Board then in office (a “Majority Holder” is a person or entity that, together with its affiliates, owns a majority of both (1) the voting power and (2) the issued and outstanding shares of capital stock of the Company);
●	remove the provision that requires directors to maintain the confidentiality of all non-public information learned in their capacities as directors, including to those third parties who nominated them; and
●	add a provision that permits any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, to be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, unless the Company’s certificate of incorporation provides otherwise.

The foregoing description of the Bylaws and the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 24, 2024, the Company issued a press release announcing the Exchange Agreement, a copy of which is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Second Amended and Restated Bylaws of Velo3D, Inc.
10.1	Exchange Agreement, dated as of December 24, 2024, by and between Velo3D, Inc. and Arrayed Notes Acquisition Corp.
99.1	Press Release issued December 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date: December 26, 2024	By:	/s/ Hull Xu
Hull Xu
Chief Financial Officer